UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2012

SMF ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-21825	65-0707824
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 W. Cypress Creek Rd., Suite 400	Fort Lauderdale, Florida	33309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 308-4200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 – Bankruptcy or Receivership.

As previously disclosed, on April 15, 2012, SMF Energy Corporation (the “Company”) and its subsidiaries, H & W Petroleum Company, Inc., SMF Services, Inc., and Streicher Realty, Inc. (collectively, the “Companies”), filed a voluntary petition in the United States Bankruptcy Court for the Southern District of Florida (the “Bankruptcy Court”) seeking relief under the provisions of Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”). On October 16, 2012, the Company filed its Amended Joint Plan of Liquidation (the “Plan”) and First Amended Joint Disclosure Statement in connection with the Company’s Joint Plan of Liquidation (the “Disclosure Statement”) with the Bankruptcy Court.

On October 18, 2012, the Bankruptcy Court entered an order (the “Order”) (a) approving the Disclosure Statement, (b) approving solicitation and noticing procedures for voting on Plan, (c) approving special noticing procedure for shareholders and the establishment of a record date for shareholders; and (d) scheduling a confirmation hearing and related deadlines. A copy of the proposed Plan is attached hereto as Exhibit 99.1.  A copy of the Disclosure Statement, as it was most recently amended and filed with the Bankruptcy Court on October 16, 2012, is attached hereto as Exhibit 99.2. A copy of the Order is attached hereto as Exhibit 99.3.

As described in the proposed Plan and the Disclosure Statement, if the Plan is confirmed by an order of the Bankruptcy Court, based upon assets available for distribution, creditors of the Company will not be paid in full under the Plan. Consequently, the Company predicts that, after payment to the Company’s unsecured creditors, there will be no assets available for distribution to the holders of the Company’s common stock (the “Shareholders”).  Holders of equity interests in the Company (including the Shareholders) will not receive or retain any property or assets under the Plan and are therefore deemed to have rejected the Plan and are not entitled to vote. With no available assets to distribute to the Shareholders, as contemplated in the Plan, the Company expects the Bankruptcy Court to extinguish the Company’s common stock upon approval of the Plan.  Promptly after such extinguishment, the Company will seek to terminate its registration under Section 12(g) of the Securities Exchange Act of 1934 by filing a Form 15 with the Securities and Exchange Commission.

Although the Company predicts there will be no assets available for distribution to the Shareholders, if there are any funds available for distribution to Shareholders, the Plan provides that only Shareholders as of the date that is fourteen (14) days after the date the confirmation order is entered (or the first Business Day thereafter) (the “Effective Date”) will be entitled to distributions. Any shares acquired after the Effective Date will not receive distributions under the Plan.

A hearing on the Disclosure Statement is scheduled for 9:30 a.m., EST, on Friday, December 14, 2012, at Courtroom 308, of the United States Bankruptcy Court, located at 299 E. Broward Blvd, Fort Lauderdale, Florida 33301.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K and Exhibit 99.1 hereto may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Registrant’s financial condition, results of operations, and business that is not historical information. As a general matter, forward-looking statements are those focused upon future or anticipated events or trends and expectations and beliefs relating to matters that are not historical in nature. The words “believe,” “expect,” “plan,” “intend,” “estimate,” or “anticipate” and similar expressions, as well as future or conditional verbs such as “will,” “should,” “would,” and “could,” often identify forward-looking statements. The Registrant believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain, and the Registrant may not realize its expectations and its beliefs may not prove correct. The Registrant undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. The Registrant’s actual results and future financial condition may differ materially from those described or implied by any such forward-looking statements as a result of many factors that may be outside the Registrant’s control. Such factors include, without limitation: (i) the ability of the Registrant to develop, prosecute, confirm, and consummate any plan of reorganization or liquidation with respect to the Chapter 11 Proceeding; (ii) the Registrant’s ability to obtain Court approval with respect to motions in the Chapter 11 Proceeding; and (iii) the potential adverse impact of the Chapter 11 Proceeding on the Registrant’s liquidity or results of operations. This list is not intended to be exhaustive.

 Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Debtors’ Amended Joint Plan of Liquidation
99.2	Debtors’ First Amended Joint Disclosure Statement in Connection with Debtors’ Joint Plan of Liquidation
99.3	Order, dated October 18, 2012, (a) approving Disclosure Statement, (b) approving solicitation and noticing procedures for voting on Plan, (c) establishment of record date for shareholders, and (d) scheduling a confirmation hearing and related deadlines.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2012	SMF ENERGY CORPORATION

	By:	\s\ Soneet R. Kapila
Soneet R. Kapila, Chief Restructuring Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Debtors’ Amended Joint Plan of Liquidation
99.2	Debtors’ First Amended Joint Disclosure Statement in Connection with Debtors’ Joint Plan of Liquidation
99.3	Order, dated October 18, 2012, (a) approving Disclosure Statement, (b) approving solicitation and noticing procedures for voting on Plan, (c) establishment of record date for shareholders, and (d) scheduling a confirmation hearing and related deadlines